                                                                     Exhibit 2.2


                   [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]



      We hereby consent to being named and to the summarization of advice attributed to us in the response to Item 6 of the Annual Report on Form 20-F of Stolt-Nielsen S.A. for the fiscal year ended November 30, 1997.


                                             ELVINGER, HOSS & PRUSSEN


                                             /s/ Elvinger, Hoss & Prussen


Luxembourg,
May 28, 1998